Exhibit 99.3

FINANCIAL STATEMENTS

Illinois Corn Processing, LLC (a Limited Liability Company)

Three Months Ended March 31, 2017 and 2016

Unaudited

Illinois Corn Processing, LLC

(a Limited Liability Company)

i

Illinois Corn Processing, LLC

(a Limited Liability Company)

Condensed Balance Sheets

(in thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash	$26,849	$25,158
Restricted cash	300	264
Margin deposits	–	274
Trade receivables:
Due from affiliates	2,864	3,423
Due from nonaffiliates, net of allowance for doubtful accounts of $0 in 2017 and 2016	3,646	7,212
Deposits	12	104
Inventories	12,913	11,133
Derivative assets	1,220	1,445
Prepaid expenses	1,304	70
Total current assets	49,108	49,083
Property and Equipment:
Historical Cost	50,821	50,156
Accumulated depreciation	(29,670)	(28,811)
Net property and equipment	21,151	21,345
Debt issuance costs	101	119
	$70,360	$70,547
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable:
Due to affiliates	$418	$393
Due to nonaffiliates	3,826	5,069
Accrued wages and benefits	463	729
Accrued property taxes	132	107
Brokerage account balance	180	–
Derivative liabilities	528	1,000
Total current liabilities	5,547	7,298
Postretirement liabilities	135	135
Total liabilities	5,682	7,433
Members’ equity:
Contributed capital	33,000	33,000
Accumulated earnings	31,676	30,106
Accumulated other comprehensive income	2	8
Total members’ equity	64,678	63,114
	$70,360	$70,547

See accompanying notes to financial statements.

2

Illinois Corn Processing, LLC

(a Limited Liability Company)

Condensed Statements of

Comprehensive Income

(in thousands)

	For the three months ended March 31
	2017	2016
Net Sales	$38,385	$49,609
Cost of Sales (exclusive of depreciation shown separately below):
Finished goods	36,101	46,289
Derivative (gains) losses, net	(334)	187
	35,767	46,476
Gross profit (exclusive of depreciation shown separately below)	2,618	3,133
Selling, General and Administrative Expenses	738	655
Depreciation	858	735
Operating Income	1,022	1,743
Other Income (Expense)	615	–
Interest Expense	(64)	(24)
Net Income	1,573	1,719
Gain (Loss) on Postretirement Benefits	(2)	4
Comprehensive Income	$1,571	$1,723

See accompanying notes to financial statements.

3

Illinois Corn Processing, LLC

(a Limited Liability Company)

Condensed Statements of Cash Flows

(in thousands)

	For the three months ended March 31
	2017	2016
Cash Flows from Operating Activities:
Net income	$1,571	$1,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	858	736
Amortization of debt issuance costs	18	24
Postretirement benefit expense	2	(4)
Contributions to postretirement benefit plan	(9)	(12)
Derivative (gains) losses, net	(248)	702
Changes in operating assets and liabilities:
Margin deposits	274	132
Accounts receivable	4,124	68
Inventories	(1,779)	5,249
Prepaid expenses and deposits	(1,142)	(570)
Accounts payable and accrued expenses	(1,278)	63
Net cash provided by operating activities	2,391	8,111
Cash Flows from Investing Activities:
Purchases of property and equipment	(664)	(686)
Decrease (Increase) in restricted cash	(36)	(37)
Net cash used in investing activities	(700)	(723)
Cash Flows from Financing Activities:
Dividend payments to members	–	(11,000)
Net cash used in financing activities	–	(11,000)
Net Increase in Cash	1,691	(3,612)
Cash, Beginning of Quarter	25,158	20,616
Cash, End of Quarter	$26,849	$17,004
Supplemental Information:
Interest paid	$–	$–

See accompanying notes to financial statements.

4

Illinois Corn Processing, LLC

(a Limited Liability Company)

Notes to Financial Statements

1.	NATURE OF OPERATIONS AND ACCOUNTING POLICIES

Nature of Operations. Illinois Corn Processing LLC (the "Company"), a Delaware limited liability company, consists of two members, Illinois Corn Processing Holdings, Inc. ("ICPH") and MGPI Processing, Inc. ("MGPI"). ICPH is a wholly owned subsidiary of SEACOR Holdings Inc. (along with its controlled and consolidated subsidiaries collectively referred to as "SEACOR"). MGPI is a wholly owned subsidiary of MGP Ingredients, Inc. (along with its controlled and consolidated subsidiaries collectively referred to as "MGP"). The Company was formed on November 20, 2009, through MGPI’s contribution of a previously idled manufacturing plant in Pekin, IL, and the sale of a 50% interest to SEACOR for $15.0 million in cash. On February 1, 2012, ICPH acquired an additional 20% equity interest in the Company from MGPI for $9.1 million. Pursuant to the Limited Liability Company agreement entered into on November 20, 2009, between ICPH and MGPI (the "LLC Agreement"), the purchase price was based on a predetermined enterprise value of the Company plus capital improvements made since inception. Following this transaction, ICPH owns 70% of the Company.

These financial statements do not reflect push-down purchase accounting activity for ICPH’s acquisition to obtain a controlling interest in the Company. Capital contributions, distributions, and allocations of net income or loss are made based on each member’s proportionate share of ownership, with certain exceptions, and the liability of the members is limited to their investment in the Company.

The Company is in the business of manufacturing alcohol for beverage, industrial, and fuel applications. During the three months ended March 31, 2017 and 2016, the Company sold certain alcohol finished goods to MGP and also sold alcohol finished goods to other unrelated third parties. Certain co-products and byproducts of the manufacturing process are also sold to other unrelated third parties.

The LLC Agreement contains certain covenants including, among others, a provision that does not allow the Company to incur three consecutive fiscal quarters of losses, as defined, equaling or exceeding $1.5 million in the aggregate; or at any time allow the Company’s net working capital to be less than $2.5 million. In the event of noncompliance with these covenants, MGPI or ICPH would have the unilateral right to shut down the plant, which could result in a default on the Company's Revolving Credit Facility (see Note 2).

Also in accordance with the LLC Agreement, either member (the "Electing Party") has the right to elect a shutdown of the Pekin plant if the Company incurs a quarterly loss, as defined, in excess of $0.5 million; however, the other member has the right to object to the shutdown election and continue operations of the plant. The Electing Party has the right but not the obligation to withdraw its shutdown election at the beginning of each subsequent quarter.

The preparation of the condensed financial statements in conformity with GAAP requires ICP to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. These estimates are based on ICP’s management team's knowledge of current events and actions that ICP may take in the future. Estimates, by their nature, are based on judgment and available information. Actual results could differ from those estimates.

The accompanying condensed financial statements presented herewith reflect all adjustments (consisting of only normal and recurring adjustments unless otherwise disclosed) which, in the opinion of ICP’s management team, are necessary for a fair presentation of the results of operations for the three months ended March 31, 2017 and 2016. The results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include those related to the allowance for doubtful accounts, impairments, certain accrued liabilities, and postretirement benefit obligations. Actual results could differ from those estimates and those differences may be material.

Subsequent Events. The Company has performed an evaluation of subsequent events through July 31, 2017, the date the financial statements were available to be issued.

Revenue Recognition. The Company recognizes revenue when it is realized or realizable and earned. Revenue is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue that does not meet these criteria is deferred until the criteria are met. The Company earns revenues from the sale of alcohol, co-products, and byproducts. Revenues and related costs from these sales are recorded when title transfers to the buyer.

5

Shipping Costs. The sales price for certain of the Company's products includes a component for the shipment of the product on behalf of its customers. The costs related to these shipments are included in cost of goods sold in the accompanying statements of comprehensive income.

Trade Receivables. The Company’s customers primarily are petrochemical, agricultural and industrial companies. Customers are granted credit on a short-term basis and credit risks are considered minimal. The Company routinely reviews its trade receivables and makes provisions for doubtful accounts based on existing customer and economic conditions; however, those provisions are estimates and actual results could differ from those estimates, and those differences may be material. Trade receivables are deemed uncollectible and removed from accounts receivable and the allowance for doubtful accounts when collection efforts have been exhausted.

Restricted Cash. The Company is a self-directing customer of the Natural Gas Energy Efficiency Program, a state of Illinois excise tax program that funds natural gas energy efficiency projects. Under this state regulation, the Company reserves two-percent of its natural gas costs incurred, not to exceed $150,000 per fiscal year. These restricted funds are held by the Company to fund internal capital expenditure projects designed to reduce consumption of natural gas by the Company. As of March 31, 2017 and December 31, 2016, the Company had $0.3 million, of restricted cash to fund future energy efficiency projects. The Company must either use these funds toward natural gas energy efficiency projects within three years of designation or remit them as a tax payment to the state of Illinois.

Margin Deposits. The Company’s margin deposits consist of cash on deposit with its futures commission merchant in support of its open derivative contracts (see Note 3). The amount of margin deposit required to be maintained is based on the number of open derivative contracts and their underlying fair value.

Inventories. Inventories are stated at the lower of cost (using the average cost method) or market. Inventories consist of finished goods (alcohol and dried distillers grains with solubles (DDGS) and raw materials in the form of agricultural commodities used in the production process.

The Company’s inventories consisted of the following (in thousands):

	March 31, 2017	December 31, 2016
Raw materials	$1,849	$1,826
Finished goods	9,531	7,850
Work in process	1,533	1,457
	$12,913	$11,133

Derivative Instruments. The Company accounts for derivatives through the use of a fair value concept whereby all of the Company’s derivative positions are stated at fair value in the accompanying balance sheets. Realized and unrealized gains and losses on derivatives are reported in the accompanying statements of comprehensive income as derivative losses, net. As of March 31, 2017 and December 31, 2016, the Company had not designated any of its derivative instruments as hedges. Forward commodity purchase and sales contracts entered into by the company are not marked to fair value, as such contracts meet the normal purchases and sales exception under accounting principles generally accepted in the United States.

Concentrations of Credit Risk. The Company is exposed to concentrations of credit risk associated with its cash, restricted cash, margin deposits, raw material purchase commitments, and derivative instruments. The Company minimizes its credit risk relating to these positions by monitoring the financial condition of the financial institutions and counterparties involved and by primarily conducting business with large, well-established financial institutions and diversifying its counterparties. Derivatives instruments counterparty risk is supported by margin deposits maintained by the futures commission merchant. The Company does not currently anticipate nonperformance by any of its significant counterparties. The Company is also exposed to concentrations of credit risk relating to its receivables due from customers as described above. The Company does not generally require collateral or other security to support its outstanding receivables. The Company minimizes its credit risk relating to receivables by performing ongoing credit evaluations and, to date, credit losses have not been material.

6

Property and Equipment. Equipment, stated at cost, is depreciated using the straight line method over the estimated useful life of the asset to an estimated salvage value.

Impairment of Long-Lived Assets. The Company performs an impairment analysis of long-lived assets used in operations, when indicators of impairment are present. These indicators may include a significant decrease in the market price of a long-lived asset or asset group, a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition, or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group. If the carrying values of the assets are not recoverable, as determined by the estimated undiscounted cash flows, the estimated fair value of the assets or asset groups are compared to their current carrying values and impairment charges are recorded if the carrying value exceeds fair value. The Company performs its testing on an asset or asset group basis. Generally, fair value is determined using valuation techniques, such as expected discounted cash flows or appraisals, as appropriate. During the three months ended March 31, 2017 and 2016, the Company recognized no impairment charges related to long-lived assets held for use.

Debt Issuance Costs. Debt issuance costs are amortized over the life of the related debt using the straight line method and are included in interest expense in the accompanying statements of comprehensive income.

Income Taxes. The income or loss of the Company is included in the taxable income or loss of its individual members, and therefore, no provision for income taxes is included in the accompanying financial statements.

Postretirement Benefit Plan. The Company sponsors a postretirement benefit plan that provides medical benefits to certain retired employees (see Note 5). The Company annually measures the obligation for this plan at year end using actuarial techniques that reflect management’s assumptions for certain factors that impact the determination of the obligation and recognizes an asset or liability in the accompanying balance sheets based on the funded status of the plan. The Company’s obligation under this plan was unfunded as of March 31, 2017 and December 31, 2016.

New Accounting Pronouncements. On May 28, 2014, the Financial Accounting Standards Board ("FASB") issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under generally accepted accounting principles in the United States. The core principal of the new standard is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard is effective for annual and interim periods beginning after December 15, 2018 and early adoption is permitted. The Company has not yet selected the method of adoption or determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

On February 25, 2016, the FASB issued a comprehensive new leasing standard, which improves transparency and comparability among companies by requiring lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. The new standard is effective for interim and annual periods beginning after December 15, 2019 and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company has not yet determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

On August 26, 2016, the FASB issued an amendment to the accounting standard which amends or clarifies guidance on classification of certain transactions in the statement of cash flows, including classification of proceeds from the settlement of insurance claims, debt prepayments, debt extinguishment costs and contingent consideration payments after a business combination. This new standard is effective for the Company as of January 1, 2018 and early adoption is permitted. The Company has not yet determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

On November 17, 2016, the FASB issued an amendment to the accounting standard which requires that restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of- period total cash amounts shown on the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has not yet determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

7

2.	LONG-TERM DEBT

Revolving Credit Facility. On April 9, 2015, the Company obtained a new $30.0 million revolving credit facility with JPMorgan Chase Bank, N.A. serving as Administrative Agent and Lender (the "Revolving Credit Facility"), which includes an accordion feature whereby loan commitments available under the facility could be increased in the future by an additional $20.0 million, subject to lender approval. The Revolving Credit Facility is available to finance working capital requirements and for general corporate purposes. The Revolving Credit Facility matures on April 9, 2018, and is secured by all of the assets of the Company, except for real estate. The Company has agreed not to pledge its real estate as collateral to any other party. The amount available for borrowing at any given time under the Revolving Credit Facility is determined by a formula based on the current outstanding loan balance, the amount of the Company’s eligible outstanding accounts receivable and the carrying value of its eligible inventories, subject to additional reserves. Interest on outstanding loans equates to the one-month London Interbank Offered Rate ("LIBOR") interest rate plus an applicable margin of 2.00%. All loan interest rates increase by an additional 2.00% margin if the credit agreement is in default status. The Company pays a commitment fee on the unused portion of the Revolving Credit Facility ranging from 0.2% to 0.6%, as defined, which is included in interest expense in the accompanying statements of comprehensive income. The Revolving Credit Facility places restrictions on the Company including limitations on its ability to incur indebtedness, liens, restricted payments and asset sales. Other restricted payments, including dividends, are subject to certain conditions, including undrawn availability under the revolver and the Company’s pro forma fixed charge coverage ratio, as defined. In addition, the Company is subject to various covenants under the Revolving Credit Facility, as defined. As of March 31, 2017 and December 31, 2016, the Company had no outstanding borrowings on the Revolving Credit Facility and as of March 31, 2107 and December 31, 2016 had $14.6 million and $16.2 million of borrowing capacity, respectively. As discussed in Note 8, the Revolving Credit Facility was terminated on June 28, 2017.

3.	DERIVATIVE INSTRUMENTS AND HEDGING STRATEGIES

Derivative instruments are classified as either assets or liabilities based on their individual fair values. Derivative assets and liabilities are included in derivative assets and derivative liabilities, respectively, in the accompanying balance sheets. As of March 31, 2017 and December 31, 2016, the Company had not designated any of its derivative activities as hedging instruments. The fair values of the Company’s derivative instruments were as follows (in thousands):

	March 31, 2017		December 31, 2016
	Derivative Asset	Derivative Liability	Derivative Asset	Derivative Liability
Exchange-traded commodity swap, options and future contracts:
Corn	$834	$528	$639	$997
Natural gas	79	–	320	–
Ethanol	307	–	486	3
	$1,220	$528	$1,445	$1,000

The Company recognized gains (losses) on derivative instruments for the three months ended March 31 as follows (in thousands):

	Derivative Gains (Losses), net
	2017	2016
Exchange-traded commodity swap, future contracts and options:
Corn	$394	$110
Natural gas	(280)	(212)
Ethanol	220	(85)
	$334	$(187)

The Company enters and settles positions in various exchange traded commodity swap, future contracts, and options (primarily corn, ethanol, and natural gas) to offset its net commodity market exposure on raw material and finished goods inventory balances and forward purchase and sales commitments.

8

4.	FAIR VALUE MEASUREMENTS

The fair value of an asset or liability is the price that would be received to sell an asset or transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value and defines three levels of inputs that may be used to measure fair value. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs derived from observable market data. Level 3 inputs are unobservable inputs that are supported by little or no market activity.

The Company’s financial assets and liabilities as of March 31, 2017, that are measured at fair value on a recurring basis were as follows (in thousands):

	Level 1	Level 2	Level 3
ASSETS
Derivative instruments	$1,220	$–	$–
LIABILITIES
Derivative instruments	528	–	–

The Company’s financial assets and liabilities as of December 31, 2016, that are measured at fair value on a recurring basis were as follows (in thousands):

	Level 1	Level 2	Level 3
ASSETS
Derivative instruments	$1,445	$–	$–
LIABILITIES
Derivative instruments	1,000	–	–

The carrying value of cash, restricted cash and margin deposits approximates fair value due to the short maturity of these instruments.

5.	BENEFIT PLANS

Savings Plan. The Company provides a defined contribution plan to its employees (the "Savings Plan"). The Company’s contribution to the Savings Plan is limited to 6% of an eligible employee’s salary, regardless of their contribution to the plan. For the three months ended March 31, 2017 and 2016, the Company’s Savings Plan costs were $0.1 million and $0.1 million, respectively.

Postretirement Benefit Plan. During 2010, the Company established a contributory qualified postretirement benefit plan (the "Benefit Plan") that provides certain medical benefits, including prescription drug coverage, to certain eligible retired employees. Contributions are adjusted annually and the plan contains fixed deductibles, coinsurance, and out-of-pocket limitations. Effective April 11, 2011, the Company and its labor union agreed to a new contract that resulted in a reduction in the number of employees eligible for the Benefit Plan.

9

The Benefit Plan’s liabilities are unfunded as it is the Company’s policy to fund benefits payable as they are due. As of March 31, 2017 and December 31, 2016, three retirees are active in the Benefit Plan. The Company’s measurement date for the Benefit Plan is December 31.

The components of net periodic benefit cost for the Benefit Plan for the three months ended March 31, included in selling, general and administrative expenses in the accompanying statements of comprehensive income, were as follows (in thousands):

	Net Periodic Benefit Cost
	2017		2016
Service cost		$–	$–
Interest cost		–	1
Amortization of unrecognized prior service cost		–	–
Recognition of actuarial gain		(–)	(5)
	$	(–)	$(4)

6.	RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2017 and 2016, $8.7 million, or 22.6%, and $6.1 million, or 12.3%, respectively, of the Company’s net sales were to the MGP. During the three months ending March 31, 2017 and 2016, the Company also purchased $0.9 million and $0.8 million, respectively, of transportation services from certain SEACOR subsidiaries. In addition, in each of the three months ended March 31, 2017 and 2016, the Company paid $0.1 million to SEACOR for certain information technology services.

7.	COMMITMENTS AND CONTINGENCIES

As of March 31, 2017 and December 31, 2016, the Company had purchase commitments of $22.7 million and $26.6 million, respectively, for raw materials, primarily corn, and services for use in its manufacturing process. Furthermore, as of March 31, 2017 and December 31, 2016, the Company had commitments of $2.1 million and $2.1 million, respectively, for future capital additions.

In the normal course of its business, the Company may become involved in various litigation matters or be the subject of administrative or regulatory reviews and inspections by governmental or quasi-governmental authorities. Management uses estimates in determining the Company’s possible exposure and may record reserves in its financial statements related to these claims when appropriate. It is possible that a change in the Company’s estimates of such exposure could occur, but the Company does not expect such changes in estimated costs will have a material effect on the Company’s financial position, its results of operations or its cash flows.

8.	SUBSEQUENT EVENTS

In June 2017, the Company paid cash dividends totaling $24.8 million to its members.

On June 28, 2017, the Company terminated its $30.0 million revolving credit facility with JPMorgan Chase Bank, N.A. (see Note 2). Effective with the revolver termination, the bank released all security interests in all assets of the Company.

On June 26, 2017, ICPH and MGPI, (the “Sellers”) and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pacific Ethanol Central, LLC, a subsidiary of Pacific Ethanol, Inc. (“Buyer”), and ICP Merger Sub, LLC, a wholly-owned subsidiary of Buyer (“Merger Sub”), pursuant to which, upon the terms and conditions set forth therein, (a) Merger Sub was subsequently merged with and into the Company (the “Merger”) with the Company being the surviving company and Buyer becoming the sole owner of the Company, and (b) the Sellers’ equity interests in the Company were converted into Sellers’ right to receive their proportionate percentage (i.e., 70% for ICPH and 30% for MGPI) of merger consideration consisting of (i) $30.0 million in cash (the “Cash Consideration Amount”) and (ii) secured promissory notes of Merger Sub (which, pursuant to the Merger became obligations of the Company) in the aggregate principal amount of $46.7 million, subject to a post-closing working capital adjustment. The obligations of the Company under the promissory notes are secured by the equity and substantially all of assets of the Company. The Closing Date of the transaction and the effective date of the Merger occurred on July 3, 2017, upon which date the Cash Consideration Amount was paid by the Buyer and the secured promissory notes were issued, subject to the aforementioned post-closing working capital adjustment.

10